ARTICLES OF INCORPORATION

OF

EUROPA RESOURCES INC.

ARTICLE I
NAME

The name of the corporation is Europa Resources Inc. (the "Corporation").

ARTICLE II
AUTHORIZED CAPITAL

The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, each with $0.001 par value and 500,000 shares of Preferred Stock with $.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

Common Stock. After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.

Preferred Stock. Shares of preferred stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.

ARTICLE III
BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successor is duly elected and qualified is as follows:

Name	Address
Ronald Clifford Davis	2746 Yale Street Vancouver, B.C. V5K 1C3 Canada

ARTICLE IV
LIMITATION ON DIRECTOR LIABILITY

To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 78.300 of the Nevada General Corporation Law; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Nevada General Corporation Law is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law so amended. Any repeal or modification of this Article IV shall not adversely affect any right or protection of a director of the Corporation under this Article IV, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IV, prior to such repeal or modification.

ARTICLE V
INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE VI
HOLDER OF BOND/OTHER OBLIGATION

The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

ARTICLE VII
PREEMPTIVE RIGHT

The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

ARTICLE VIII
CUMULATIVE VOTING

Cumulative voting shall not be permitted in the election of directors.

ARTICLE IX
VOTING RIGHTS

Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

ARTICLE X
SUPERMAJORITY VOTING

Any action required or permitted to be taken by the shareholders of the Corporation with respect to provisions governing shareholders approval of mergers, sale of assets, and dissolution shall be taken only upon the affirmative vote of at least eighty percent (80%) of the shares of the Corporation issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series shall be entitled to vote as a class or series, upon the affirmative vote of not less than eighty percent (80%) of each such class or each such series, as the case may be.

ARTICLE XI
RESIDENT AGENT

The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is One East First Street, Reno, Nevada 89501.

ARTICLE XII
INCORPORATOR

The name and address of the incorporator of the Corporation is Lori Ann Y. Fujioka, 455 Sherman Street, Suite 300, Denver, Colorado 80203.

ARTICLE XIII
NONAPPLICABLE PROVISIONS

The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 24th day of June, 1997.

By Lori Ann Y Fujioka

Lori Ann Y. Fujioka
Incorporator

STATE OF COLORADO)
CITY AND) ss.
COUNTY OF DENVER)

Personally appeared before me this 24th day of June, 1997, Lori Ann Y. Fujioka who, being first duly sworn, declared that she executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of her knowledge and belief.

Witness my hand and official seal.

Brenda M Jo

Notary Public

My Commission Expires:

9-9-2000

Address:
455 Sherman Street, Suite 300
Denver, CO 80203

STATE OF COLORADO NOTARY PUBLIC BRENDA M. JOHNSON

STATE OF NEVADA
Secretary of State